Exhibit 99.1
Infinity Natural Resources Announces Third Quarter 2026 Results
and Updates 2026 Guidance
November 9, 2026
Morgantown, West Virginia—Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today reported its third quarter 2026 financial and operating results and narrowed its 2026 guidance.
Third Quarter 2026 Results and Recent Highlights
•Delivered record net daily production of 431.7 MMcfe/d, a 100% increase compared to the third quarter 2025
◦104% increase in natural gas net production to 282.6 MMcf/d
◦79% increase in oil net production to 14.0 Mbbls/d
•Inclusive of $63.2 million of mark-to-market hedge losses, net loss was $(0.4) million
•Delivered record Adjusted EBITDAX(1) of $137.7 million, representing an Adjusted EBITDAX Margin(1) of $3.47 / Mcfe
•Generated $137.2 million of net cash provided by operating activities and incurred $105.9 million of development capital expenditures
•On track to exceed $25 million in synergies during 2026 associated with the Antero acquisition
•Narrowing guidance for 2026

(1) Adjusted EBITDAX, Adjusted EBITDAX Margin and net debt are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are included in the section titled “Non-GAAP Financial Measures.”
Management Commentary
“Our third quarter results reflect a transition from integration to execution with record production and Adjusted EBITDAX,” said Zack Arnold, President and CEO of Infinity. “We laid out a clear set of strategic objectives and are demonstrating our ability to execute on those objectives. We delivered meaningful growth while funding nearly all of our capital program from operating cash flow.”

“We produced strong well performance from our acquired Ohio Utica assets and completed our first deep dry gas Utica well, which remains on track to turn inline by year-end. Increased gathering utilization drove sequential declines in per-unit GP&T costs, while our acquired REX Zone 3 capacity was a competitive advantage that helped us achieve stronger pricing realizations in Ohio during the period. These are just some of the efficiencies and synergies that translated into strong Adjusted EBITDAX margins.”

“Moving forward, our focus remains on organic and strategic growth, operational efficiency and maximizing the value of our assets. With a strong balance sheet, integrated midstream infrastructure, good visibility of our cash flow through our hedging program, and a deep inventory of development opportunities, Infinity is well positioned to navigate market conditions, and deliver sustainable long-term stockholder value,” concluded Mr. Arnold.
Operational Update

The following table sets forth information regarding our production, revenues and realized prices and production costs for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Production data:
Oil (MBbls)	1,288	718	3,284	2,020
Natural gas (MMcf)	26,001	12,722	63,257	30,660
NGL (MBbls)	998	476	2,568	1,587
Total (MMcfe)(1)	39,717	19,886	98,369	52,302
Average daily production (Mcfe/d)(1)	431,707	216,157	360,326	191,582

Average wellhead realized prices (before giving effect to realized derivatives):
Oil (/Bbl)	$77.82	$57.14	$77.24	$59.22
Natural gas (/Mcf)	$2.18	$2.15	$2.81	$2.63
NGL (/Bbl)	$38.00	$20.88	$33.08	$21.84

Average wellhead realized prices (after giving effect to realized derivatives):
Oil (/Bbl)	$65.63	$61.69	$64.63	$63.68
Natural gas (/Mcf)	$2.83	$2.37	$3.12	$2.63
NGL (/Bbl)	$35.55	$21.41	$31.65	$20.87

Operating costs and expenses (per Mcfe)(1):
Gathering, processing and transportation	$0.82	$0.64	$0.83	$0.75
Lease operating	0.33	0.26	0.32	0.31
Production and ad valorem taxes	0.05	0.04	0.06	0.09
Midstream operations and maintenance expense	0.06	0.08	0.06	0.07
Direct operating costs	1.26	1.02	1.28	1.23

Depreciation, depletion, and amortization	1.38	1.39	1.37	1.36
General and administrative(2)	0.34	0.40	0.48	2.77
Total operating expenses	$2.98	$2.81	$3.13	$5.36

Controllable Cash Costs (per Mcfe):
Gathering, processing and transportation	$0.82	$0.64	$0.83	$0.75
Lease operating	0.33	0.26	0.32	0.31
Production and ad valorem taxes	0.05	0.04	0.06	0.09
Midstream operations and maintenance expense	0.06	0.08	0.06	0.07
Recurring Cash G&A(3)	$0.18	$0.28	$0.20	$0.24
Total Controllable Cash Costs	$1.45	$1.30	$1.48	$1.47

(1) Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.
(2) General and administrative expense (“G&A”) includes a one-time share-based compensation expense of $126.1 million for the nine months ended September 30, 2025, incurred in connection with the Company’s initial public offering (the “IPO”) and certain one-time transaction expenses of $16.9 million for the nine months ended September 30, 2026 associated with the acquisition of assets from Antero Resources Corporation and Antero Midstream LLC (the “Antero Acquisition”).
(3) Recurring Cash G&A is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are included in the section titled “Non-GAAP Financial Measures.”

Capital Investment
Capital expenditures incurred during the quarter were $126.2 million, which included $105.9 million on development activities and $20.3 million on land and other activities.
Financial Position and Liquidity
As of September 30, 2026, Infinity had no borrowings outstanding under its revolving credit facility and liquidity of $901.2 million, including $26.2 million of cash and cash equivalents and $875.0 million of available borrowing capacity under its revolving credit facility.
2026 Capital & Production Guidance
Infinity is narrowing its 2026 capital & production guidance for 2026. Net capital expenditures related to development activities, including drilling and completions and midstream, are expected to be between $450 million and $475 million. Net production is expected to be between 355 and 375 MMcfe/d for 2026, with natural gas expected to be between 235 and 245 MMcfe/d and oil and liquids expected to be between 20 and 22 Mbbls/d.
Conference Call and Webcast Details
Infinity will host a conference call Tuesday, November 10, 2026, at 10:00 a.m. ET to discuss the results. To participate in the call, register at https://events.q4inc.com/analyst/336214291?pwd=GSZLPM2t or dial +1 585 542 9983 (U.S. Local) or +1 833 461 5787 (U.S. Toll-Free), using Meeting ID: 336 214 291. A unique dial-in code will be provided upon registration via link. The conference call will also be webcast live on the Company's investor relations website at https://ir.infinitynaturalresources.com/. A replay of the call will be available approximately two hours after the live call concludes and will remain accessible for 14 days at https://events.q4inc.com/attendee/336214291 and on the investor relations website.
About Infinity
Infinity (NYSE: INR) is a growth oriented, independent energy company focused on the acquisition, development, production and gathering of hydrocarbons in the Appalachian Basin. Our operations are focused on the Utica Shale in eastern Ohio and the Marcellus and Utica Shales in southwestern Pennsylvania.
Cautionary Statement Regarding Forward-Looking Statements
This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, hedging strategy, future capital spending plans, capital efficiency, our ability to pay future dividends and make share repurchases, expected drilling and completions plans and projected well costs, among other similar statements, are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “target,” “outlook,” “guidance,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events at the time such statements were made.
Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, our failure to realize, in full or at all, the anticipated benefits of capital raising transactions and acquisitions, including synergies; commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; the impacts of recently enacted legislation; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, armed conflict, political instability and civil unrest, including instability in the Middle East, Venezuela and Mexico and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; technological advancements, including artificial intelligence and its application in our industry; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in other filings we make with the SEC, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts
Infinity Natural Resources, Inc.
Thomas Marchetti
Vice President, Investor Relations
Email: ir@infinitynr.com

Source: Infinity Natural Resources, Inc.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Oil, natural gas, and NGL sales	$194,990	$78,254	$516,104	$234,909
Midstream and other revenue	2,593	1,472	7,370	4,458
Total revenues	$197,583	$79,726	$523,474	$239,367
Operating expenses:
Gathering, processing, and transportation	32,578	12,737	81,702	39,322
Lease operating	12,961	5,102	31,905	16,463
Production and ad valorem taxes	2,101	799	6,352	4,502
Midstream operations and maintenance expense	2,482	1,553	6,319	3,920
Depreciation, depletion, and amortization	54,664	27,579	134,738	72,489
General and administrative(1)	13,576	8,053	47,399	145,068
Total operating expenses	$118,362	$55,823	$308,415	$281,764
Operating income (loss)	79,221	23,903	215,059	(42,397)
Other income (expense):
Interest, net	(13,488)	(2,290)	(34,010)	(6,717)
Gain (loss) on derivative instruments	(64,410)	15,250	(72,002)	30,153
Other expense	(1,329)	(232)	(2,287)	(1,370)
Net income (loss) before income tax expense (benefit)	(6)	36,631	106,760	(20,331)
Income tax expense (benefit)	377	(3,383)	5,487	(3,936)
Net income (loss)	$(383)	$40,014	$101,273	$(16,395)
Net income attributable to Infinity Natural Resources, LLC prior to the IPO reorganization transaction	—	—	—	9,914
Net income (loss) attributable to redeemable non-controlling interests	(261)	29,610	71,508	(19,469)
Net income (loss) attributable to Infinity Natural Resources, Inc.	$(122)	$10,404	$29,765	$(6,840)
Weighted-average shares of Class A common stock outstanding:
Basic	19,435,466	15,433,443	18,609,825	15,303,532
Diluted	19,435,466	15,895,944	18,643,047	15,303,532
Net income (loss) attributable to Infinity Natural Resources, Inc. per share of Class A common stock
Basic	$(0.37)	$0.67	$0.69	$(0.45)
Diluted	$(0.37)	$0.65	$0.69	$(0.45)
(1) G&A includes a one-time share-based compensation expense of $126.1 million for the nine months ended September 30, 2025, incurred in connection with the IPO.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(amounts in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$26,176	$2,849
Accounts receivable:
Oil and natural gas sales, net	89,567	54,836
Joint interest and other, net	37,120	12,912
Short-term deposit on acquisitions	—	61,200
Prepaid expenses and other current assets	5,605	4,002
Commodity derivative assets	18,437	24,838
Total current assets	$176,905	$160,637
Oil and natural gas properties, full cost method (including $131.6 million and $88.7 million as of September 30, 2026 and December 31, 2025, respectively, excluded from amortization)	2,089,874	1,264,212
Midstream and other property and equipment	358,811	57,116
Less: Accumulated depreciation, depletion, and amortization	(390,883)	(256,712)
Property and equipment, net	$2,057,802	$1,064,616
Operating lease right-of-use assets, net	2,340	1,147
Deferred tax asset, net	—	4,858
Other assets	14,959	6,709
Commodity derivative assets	2,413	2,885
Total assets	$2,254,419	$1,240,852
Total liabilities, stockholders’ equity, redeemable interest and Series A Preferred Stock
Current liabilities:
Accounts payable	$78,471	$38,572
Royalties payable	97,645	39,686
Accrued liabilities and other	43,903	23,021
Operating lease liabilities	697	181
Commodity derivative liabilities, short-term	31,320	1,106
Total current liabilities	$252,036	$102,566
Long-term debt	538,763	150,862
Operating lease liabilities, non-current	1,643	966
Asset retirement obligations	7,729	3,636
Commodity derivative liabilities	12,657	3,361
Tax Receivable Agreement	6,396	1,537
Deferred tax liability, net	4,229	—
Total liabilities	$823,453	$262,928
Series A Preferred Stock ($0.01 par value; 350,000 and 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	336,470	—
Redeemable non-controlling interest	706,334	670,785
Stockholders’ equity
Class A common stock ($0.01 par value; 400,000,000 shares authorized, 20,163,179 shares issued and outstanding as of September 30, 2026 and 15,542,521 shares issued and outstanding as of December 31, 2025)	201	155
Class B common stock ($0.01 par value; 150,000,000 shares authorized, 43,258,649 shares issued and outstanding as of September 30, 2026 and 45,247,974 shares issued and outstanding as of December 31, 2025)	432	452
Additional paid-in capital	379,125	310,972
Retained earnings (accumulated deficit)	8,404	(4,440)

Total stockholders’ equity	388,162	307,139
Total liabilities, stockholders’ equity, redeemable interest and Series A Preferred Stock	$2,254,419	$1,240,852

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$101,273	$(16,395)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	134,762	72,489
Amortization of debt issuance costs	6,798	1,705
Share-based compensation expense, including amounts capitalized	8,745	131,441
Loss (gain) on derivative instruments	72,002	(30,153)
Cash (paid) and received on settlement of derivative instruments	(25,618)	5,567
Non-cash lease expense	399	205
Deferred income taxes	4,933	(4,178)
Changes in operating assets and liabilities:
Accounts receivable	(58,939)	21,696
Prepaid expenses and other	(1,084)	645
Accounts payable	36,883	11,521
Royalties payable	44,903	3,503
Accrued and other expenses	9,017	(4,695)
Other assets and liabilities	(600)	(6,651)
Net cash provided by operating activities	$333,474	$186,700
Cash flows from investing activities:
Additions to oil and gas properties	(355,455)	(269,115)
Antero Acquisition	(620,500)	—
Additions to midstream and other property and equipment	(25,020)	(10,182)
Net cash used in investing activities	$(1,000,975)	$(279,297)
Cash flows from financing activities:
Borrowings under Credit Facility	462,530	143,000
Payments on Credit Facility	(613,376)	(327,000)
Proceeds from issuance of Notes	550,000	—
Proceeds from issuance of Class A common stock in IPO, net of underwriting discounts and commissions	—	286,465
Proceeds from issuance of Series A Preferred Stock	350,000	—
Payments of Credit Facility debt issuance costs	(13,420)	(645)
Payments of Notes debt issuance costs	(11,794)	—
Shares of Class A common stock withheld for employee tax obligations upon vesting RSUs	(1,201)	(8)
Repurchases of Class A common stock	(1,505)	—
Payments of Series A Preferred Stock issuance costs	(16,239)	—
Payments on notes payable	(55)	(86)
Payment of Series A Preferred Stock dividends	(14,112)	—
Payments of IPO costs	—	(6,760)
Net cash provided by (used in) financing activities	$690,828	$94,966
Net increase (decrease) in cash and cash equivalents	23,327	2,369
Cash and cash equivalents at beginning of period	2,849	2,203
Cash and cash equivalents at end of period	$26,176	$4,572

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX, Adjusted EBITDAX Margin, Net Debt and Recurring Cash G&A
We define Adjusted EBITDAX as net income (loss) plus interest, net, income tax expense (benefit), depreciation, depletion, and amortization, unrealized loss (gain) on derivative instruments, net cash settlements received (paid) on derivatives, non-cash compensation expense and non-recurring transaction expenses. We believe Adjusted EBITDAX is useful because it makes for an easier comparison of our operating performance, without regard to our financing methods, corporate form or capital structure. We determined our adjustments from net income (loss) to arrive at Adjusted EBITDAX to reflect the substantial variance in practice from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered more meaningful than or as an alternative to net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may differ from and may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX Margin is defined as Adjusted EBITDAX divided by total production.
Net debt is defined as total long-term debt less cash and cash equivalents. Management uses net debt to evaluate its financial position, including its ability to service its debt obligations.
Recurring Cash G&A is defined as U.S. GAAP general and administrative expense exclusive of the Company’s stock-based compensation and non-recurring transaction expenses. Recurring Cash G&A per Mcfe is defined as Recurring Cash G&A divided by total production for a period. These metrics are used by management because they isolate cash costs within G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. We believe Recurring Cash G&A and Recurring Cash G&A per Mcfe provide external users of the Company’s consolidated financial statements with additional information to assist in their analysis of the Company.
The following table provides a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDAX for the periods presented herein:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$(383)	$40,014	$101,273	$(16,395)
Interest, net	13,488	2,290	34,010	6,717
Income tax expense (benefit)	377	(3,383)	5,487	(3,936)
Depreciation, depletion, and amortization	54,664	27,579	134,738	72,489
(Gain) loss on derivative instruments	64,410	(15,250)	72,002	(30,153)
Net cash settlements received (paid) on derivatives	(1,198)	6,374	(25,618)	5,567
Non-cash compensation expense	2,957	172	7,872	5,301
Non-recurring transaction expenses(1)	3,348	2,253	19,835	127,191
Adjusted EBITDAX	137,663	60,049	349,599	166,781
(1) Consists primarily of fees and expenses related to the Antero Acquisition in 2026 and one-time, non‑cash stock‑based compensation associated with the Company’s IPO in 2025.

The following table provides a reconciliation of total debt, the most directly comparable financial measure presented in accordance with U.S. GAAP, to net debt:

	September 30, 2026	December 31, 2025
(in thousands)
Credit facility borrowings	$—	$150,862
7.625% senior notes due 2031	550,000	—
Total long-term debt(1)	$550,000	$150,862
Less: Cash and cash equivalents	$26,176	2,849
Net debt(1)	$523,824	$148,013
(1) Includes $61.2 million of borrowings to fund a short-term deposit associated with the Antero Acquisition as of December 31, 2025.
The following table provides a reconciliation of general and administrative expense, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Recurring Cash G&A:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(in thousands)
General and administrative	13,576	8,053	47,399	145,068
Non-cash compensation expense	2,957	172	7,872	5,301
Non-recurring transaction expenses(1)	3,348	2,253	19,835	$127,191
Recurring Cash G&A	$7,271	$5,628	$19,692	$12,576
Recurring Cash G&A per Mcfe	$0.18	$0.28	$0.20	$0.24
(1) Consists primarily of fees and expenses related to the Antero Acquisition in 2026 and one-time, non‑cash stock‑based compensation associated with the Company’s IPO in 2025.